                                                                   Exhibit 10.19

                                 LOAN AGREEMENT


                                    BETWEEN


                       MODULER ElECTRONICS (I) PVT.  LTD.


                                  AS BORROWER

                                      AND

       THE INDUSTRIAL CREDIT AND INVESTMENT CORPORATION OF INDIA LIMITED

                                     AS LENDER

                                 LOAN AGREEMENT



                 THIS Agreement made this 15th day of September One Thousand Nine Hundred and Ninety Two between MODULER ELECTRONICS (I) PVT. LTD., a company within the meaning of the Companies Act, 1956 (1 of 1956) and having its, Registered office at 35 & 36, SDF Block 1, Madras Export Processing Zone Tambaram, Kadaperi, Madras 600 045 (hereinafter referred to as to the "Borrower", which expression shall, unless it be repugnant or to the subject or context thereof, include its successors and assigns);

                                      AND

        THE INDUSTRIAL CREDIT AND INVESTMENT CORPORATION OF INDIA LIMITED, a public company incorporated under the Indian Companies Act, 1913 (7 of office at 163, and having its registered office at Backbay Reclamation, Bombay 400 020 (hereinafter referred to as "the Lender", which expression shall, unless it be repugnant to the subject or context thereof, include its unless it be repugnant or successors and assigns).

                                    CONTENTS

           Article        Subject                                             Page No.
           -------        -------                                             -------

                I        DEFINITIONS: GENERAL CONDITIONS                          2

               II        AGREEMENT AND TERMS OF LOAN                              3

              III        SECURITY                                                 6

               IV        APPOINTMENT OF NOMINEE DIRECTOR(S)                       8

                V        SPECIAL CONDITIONS                                       8

               VI        EFFECTIVE DATE OF AGREEMENT                              8

                         SCHEDULE I   - THE PROJECT                               9

                         SCHEDULE II  - FINANCING PLAN                           10

                         SCHEDULE III - AMORTIZATION SCHEDULE                    11

                         SCHEDULE IV -  SPECIAL CONDITIONS                       12

                 Provided, however, that the General Conditions shall in their application to this Agreement stand modified as under:

a) The words "commitment charge" wherever they appear shall be substituted by "Front End Fees".

b) Section 4.16 - PLACE AND MODE OF PAYMENT BY THE BORROWER be substituted by the following:

                 "Section 4.16 - PLACE AND MODE OF PAYMENTS AND CREDIT
                 THEREFOR-

                 All monies payable by the Borrower to the Lender shall be paid to the Lender at such office(s) as may be specified by them by telegraphic, telex or mail transfer to the account of such, office(s) or by cheque or bank draft drawn in favour of the Lender on a scheduled bank at Bombay or such other place or to such other account as the Lender may notify to the Borrower and shall be so paid as to enable the Lender to realise, at par, the amount on or before the relative due date.

Credit for all payments by local cheque/bank draft will be given on the Lender's immediately next working day after the date of receipt of the instrument or the relative due date whichever is later.

Credit for all payments by outstation cheque/bank draft will be given only on realisation or on the relative due date whichever is later."

c) Section 7.4 - NOMINEE DIRECTOR sub clause (v) be substituted as follows:

                 The Nominee Director(s) shall be entitled to receive all notices agenda, minutes of Board Meetings, etc. and to attend all General Meetings and Board Meetings and meetings of any Committees of the Board of which he is a member."



                                   ARTICLE II

                           AGREEMENT AND TERMS OF LOAN


2.1.             AMOUNT AND TERMS OF LOAN:

                 The Borrower agrees to borrow from the lender and the Lender agrees to lend to the Borrower, on the terms and conditions contained herein as also in the General Conditions, sum to the maximum extent of Rs. 180 lacs.

                                       4
2.2  INTEREST

     (i) The Borrower shall pay to the Lender interest at the rate of 20% per annum on the principal amounts of the Loan outstanding from time to time, quarterly in each year, on February 15, May 15, August 15 and November 15.


     (ii) Disbursements made pending creation of final security as stipulated in Article III hereof shall carry further interest at the rate of 1% per annum till creation of such security.


                 PROVIDED that in the event of any upward revision of the minimum lending rate(s) of the commercial banks for cash credits, the Borrower shall pay to the Lender interest at such higher rate as shall from time to time be fixed by the Lender and intimated to the Borrower but so that such revised rate shall not at any point of time exceed the highest of the interest rates charged by the commercial banks for cash credits.


                 PROVIDED further that in the event of increase in the rate of interest :

(a) The Borrower shall have an option to prepay to the Lender forthwith on receipt of such intimation, the entire outstanding of the Loan together with all outstanding interest and other charges thereon with such premium as may be specified by the Lender.

(b) In the alternative, the Borrower shall have an option to make such prepayment together with interest, at the increased rate as intimated till payment, at any time during a period of two years after receipt of such intimation.

2.3              FRONT END FEE

                 The Company shall pay to the Lenders Front End Fee of 1% of the Loan on or before signing this Agreement.


2.4              COSTS AND CHARGES

                The Borrower shall pay all taxes, duties, costs, charges and expenses in connection with or relating to the Loan transaction (including costs of investigation of title and protection of Lender's interests). In the event of the Borrower failing to pay the aforesaid monies, the Lender will be at liberty but shall not be obliged to pay the same. All such sums shall be reimbursed by the Borrower to the lender within 30 days from the date of notice of demand from the Lender and shall be debited to the Borrower's Loan Account and shall carry interest at the rate of 20% per annum from the date of payment till such reimbursement.

                 In case of default in making such reimbursement within 30 days from the date of notice of demand, the Borrower shall also pay on the defaulted amounts, liquidated damages at the rate 2% per annum from the date of notice of demand till reimbursement in accordance with the provisions of the General Conditions.


2.5              LAST DATE OF WITHDRAWAL :

                 Unless the Lender otherwise agrees, the right to make withdrawals from the Loan shall cease on February 15, 1995.


2.6              REPAYMENT

                 The Borrrower undertakes to repay the principal amounts of the Loan in accordance with the Amortization Schedule set forth in Schedule III hereto.

2.7              CONVERSION RIGHT IN CASE OF DEFAULT
(a)              If
                 the Borrower commits a default in payment or repayment of three consecutive instalments of principal amounts of the Loan or interest thereon or any combination thereof,

                 then, the Lender shall have the right to convert (which right is hereinafter referred to as "the conversion right") at its option the whole of the outstanding amount of the Loan, or a part not exceeding 20% of the Loan, whichever is lower, into fully paid-up equity shares of the Borrower, at par, in the manner specified in a notice in writing to be given by the lender to the Borrower (which notice is hereinafter referred to as the "notice of conversion") prior to the date on which the conversion is to take effect, which date shall be specified in the said notice (which date is hereinafter referred to as the "date of conversion").

                 On receipt of notice of conversion, the Borrower shall allot and issue the requisite number of fully paid-up equity shares to the Lender as from the date of conversion and the Lenders shall accept the same in satisfaction of the principal amount of the Loan to the extent so converted. The part of the Loan so converted shall cease to carry interest as from the date of conversion and the Loan shall stand correspondingly reduced. Upon such conversion, the instalments of the Loan payable after the date of conversion as per Schedule III hereto shall stand reduced proportionately by the amounts of the Loan so converted. The equity shares so alloted and issued to the Lender shall carry, from the date of conversion, the right to receive proportionately the dividends and other distributions declared or to be declared in respect of the equity capital of the Borrower. Save as aforesaid, the said shares shall rank pari passu with the existing equity shares of the Borrower in all respects. The Borrower shall, at all times, maintain sufficient unissued equity shares for the above purpose.

ii) The conversion right reserved as aforesaid may be exercised by the Lender on one or more occasions during the currency of the Loan on the happening of any of the events specified in sub-clauses 1 (a) above.

iii) The Borrower assures and undertakes that in the event of the Lender exercising the right of conversion as aforesaid, the Borrower shall get the equity shares which will be issued to the Lender as a result of the conversion, listed with the Stock Exchange(s) at Bombay and Madras.

iv) (a) For purposes of sub-clause 1 (a) above it shall not be construed as a default, if the Borrower approaches the Lender well in advance for postponement of principal or interest, as the case may be, and the Lender agrees to the same.


                                  ARTICLE III

                                    SECURITY


3.1              SECURITY FOR THE LOAN

                 (A) The Loan together with all interest, liquidated damages, premia on prepayment or on redemption, costs, expenses and other monies whatsoever stipulated in this Agreement shall be secured by

(a) a first charge by way of hypothecation in favour of the Lender off all the Borrower's movables save and except book debts), including movable machinery, machinery spares, tools and accessories, present and future, subject to prior charges created and/or to be created:

                 i) in favour of the Borrower's Bankers on the Borrower's stocks of raw materials, semi-finished and finished goods, consumable stores and such other movables as may be agreed to by the Lender for securing the borrowings for working capital requirements in the ordinary course of business.


(B) The Borrower shall make out a good and marketable title to its properties to the satisfaction of the Lender and comply with all such formalities as may be necessary or required for the said purpose.


3.2              CREATION OF ADDITIONAL SECURITY

                 If, at any time during the subsistence of this Agreement, the Lender is of the opinion that the security provided by the Borrower has become inadequate to cover the balance of the Loan then outstanding, then, on the Lender advising the Borrower to that effect, the Borrower shall provide and furnish to the Lender, to the satisfaction of the Lender such additional security as may be acceptable to the Lender to cover such deficiency.


3.3              ACQUISITION OF ADDITIONAL IMMOVABLE PROPERTIES

                 So long as any monies remain due and outstanding to the Lender, the Borrower undertakes to notify the Lender in writing of all its acquisitions of immovable properties and as soon as practicable thereafter to make out a marketable title to the satisfaction of the Lender and charge the same in favour of the Lender by way of first charge in such form and manner as may be decided by the Lender.


3.4              GUARANTEE

                 The Borrower shall procure irrevocable and unconditional
personal guarantee from   [*]  in favour of the Lender for the due repayment of
the Loan and the payment of all interest and other monies payable by the Borrower in the form prescribed by the Lender and to be delivered to the Lender before any part of the Loan is advanced. The Borrower shall not pay any guarantee commission to the said Guarantors.


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   ARTICLE IV

                        APPOINTMENT OF NOMINEE DIRECTOR(S)

                  The Borrower agrees that the Lender shall be entitled to appoint and withdraw from time to time one Director on the Board of Directors of the Borrower at any time during the currency of this Agreement.


                                   ARTICLE V

                               SPECIAL CONDITIONS


                 The Loan hereby granted shall also be subject to the Borrower complying with the special conditions set out in Schedule IV hereto.


                                   ARTICLE VI

                          EFFECTIVE DATE OF AGREEMENT


                 This Agreement shall become binding on the Borrower and the Lender on and from the date first above written. It shall be in force till all the monies due and payable under this Agreement are fully paid off.

                                  SCHEDULE I

                                  THE PROJECT


                 Moduler Electronics (I) Pvt. Ltd. (MEPL), an existing 100% EOU has been promoted by the Tandon group for manufacture and export of Winchester Head Gimble Assembly (HGA) for use in hard disk drives and Switch Mode Power Supplies (SMPS) for use in computers and instrumentation. The company now proposes to augment its existing manufacturing facilities at Meepz, Madras in order to manufacture the latest version of HGA and also expand the production capacity of SMPS from the existing level of 10,000 nos. per month to 25,000 nos. per month.

                 The cost of the project, expected to be implemented by March 1994, is estimated at Rs. 470 lacs.

                 The Borrower has requested the Lenders and the Lenders have at the request of the Borrower agreed to lend and advance to the Borrower the Rupee Term Loans of Rs. 180 lacs to meet a part of the cost of the project.

                                 FINANCIAL PLAN



                 Cost of Project
                 ---------------
                 Plant & machinery - HGA                                  152
                                   - SMPS                                 100
                 Incremental margin money                                 218
                 for working capital
                                                                          ---
                                                                          470
                                                                          ---

                 Means of Financinq
                 ------------------
                 Rupee loan - ICICI                                       180
                 Internal accruals                                        290
                                                                          ---
                                                                          470
                                                                          ---


                                 SCHEDULE III

                             AMORTIZATION SCHEDULE


                                                                   (Rs. in lacs)


                                                                                            Principal amount
            Date Payment                                    Principal                       outstanding after
                 Due                                        Payment Amount                  each payment
          ----------------                                  ----------------                -------------------
                                                                                                     180
          May 15, 1995                                               15                              165
          August 15, 1995                                            15                              150
          November 15, 1995                                          15                              135

          February 15, 1996                                          15                              120
          May 15, 1996                                               15                              105
          August 15, 1996                                            15                               90
          November 15, 1996                                          15                               75

          February 15, 1997                                          15                               60
          May 15, 1997                                               15                               45
          August 15, 1997                                            15                               30
          November 15, 1997                                          15                               15

          February 15, 1998                                          15                               --

                                  SCHEDULE IV


                               SPECIAL CONDITIONS

                                 --- N I L ----

          IN WITNESS WHEREOF the Borrower has caused its Common Seal to be affixed hereto and to a duplicate hereof on the day, month and year first hereinabove written and the Lender has caused the same and the said duplicate to be executed by the hand of Shri S. Nagarkatte authorized official of the Lender as hereinafter appearing.


THE COMMON SEAL OF MODULER ELECTRONICS (1) PVT. LIMITED has pursuant to the Resolution of its Board of Directors passed in that behalf on the 9th day of
September 1992 hereunto been affixed in the presence of Shri   [*]  ,
Director, who has signed these presents in token thereof and Shri B.V. Shah authorized person who has countersigned the same in token thereof.


SIGNED AND DELIVERED BY the withinnamed Lender by the hand of Shri S. Nagarkatte an authorized official of the Tender.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                               GENERAL CONDITIONS

                                  NO. GC-I-86

                       APPLICABLE TO ASSISTANCE PROVIDED

                           BY FINANCIAL INSTITUTIONS

                               TABLE OF CONTENTS


                         Article Number              Title                                      Page No.


                               I                  Applicability                                      02

                              II                  Definitions                                        02

                             III                  Approvals                                          03

                              IV                  Disbursement, Interest,                            03-06
                                                  Commitment, other
                                                  charges and Repayment.

                               V                  Borrower's warranties                              07

                              VI                  Predisbursement conditions                         08

                             VII                  Conditions applicable
                                                  during currency of Loan
                                                  Agreement

                                                  1. Project                                         09

                                                  2. Financing of Project                            10

                                                  3. General Covenants                               10

                                                  4. Nominee Director                                13

                                                  5. Management                                      14

                            VIII                   Reports                                           15

                              IX                   Inspection                                        15

                               X                   Events of default and remedies                    16-18

                              XI                   Cancellation, suspension                          19
                                                          and termination

                             XII                   Waiver                                            20

                            XIII                   Applicability of other statutes                   21

                             XIV                   Miscellaneous                                     21


                                    * * * *

                                   ARTICLE I

                                 APPLICABILITY


          The General conditions set out herein shall, if the Loan Agreement so provides, be applicable to the assistance provided singly or jointly (that is in participation) by Industrial Development Bank of India ('IDBI'),
Industrial Finance Corporation of India ('IFCI'), The Industrial Credit And Investment Corporation of India Limited ('ICICI'), Industrial Reconstruction Bank of India ('IRBI'), Life Insurance Corporation of India ('ILIC'), General Insurance Corporation of India ('GIC'), National Insurance Company Limited ('NIC'), New India Assurance Company Limited ('GIC'), Oriental Insurance Company Limited ('OIC), United India Insurance Company Limited ('UII') and
Unit Trust of India ('UTI').

          If there is any inconsistency between the General Conditions and the Loan Agreement, the Loan Agreement will prevail.

          All the provisions of these General Conditions and the Loan Agreement shall have full force and effect till all monies due from the Borrower to the Lenders under the Loan Agreement are paid/repaid in full.


                                   ARTICLE II

                                  DEFINITIONS


          The following terms have the following meanings in these General Conditions and in the Loan Agreement :

1. "Borrower" means the party to the Loan Agreement to which the Loans are made.

2 "Lead Institution" means any one of the Lenders as may be designated by them, from time to time, as their attorney in a particular Loan transaction. In the event of any Lender granting Loan(s) to the Borrower singly (and not in participation with other Lenders), the expression "Lead Institution" wherever it appears in these General Conditions or in the Loan Agreement shall mean only the "Lender".

3. "Lenders" means IDBI, IFCI, ICICI, IRBI, LIC, GIC, NIC, NIA, OIC, UII and UTI or any one or more of them where the subject or context, so admits.

4. "Loan Agreement" means the particular loan agreement and includes these General Conditions as applied thereto, and all schedules and amendments supplemental to the Loan Agreement.

5.     "Loans" means the loans agreed to be provided under the Loan Agreement.

6. "Normal Loan" means that component of a rupee term loan which carries interest at the maximum rate applicable to a widely held public limited company.-

7. "Project" means the project for which the Loans are agreed to be granted, as described in the Loan Agreement.

8. All other terms used in these General Conditions shall have the meanings assigned to them under the Loan Agreement.


                                  ARTICLE III

                                   APPROVALS


     Unless otherwise agreed to by the Lead Institution, the Borrower shall approach the Lead Institution for obtaining all consents and approvals required under the Loan Agreement. All acts and deeds done, and all consents and approvals given, by the Lead Institution shall be deemed to have been done and given by every Lender individually.


                                   ARTICLE IV

                     DISBURSEMENT, INTEREST, COMMITMENT,
                         OTHER CHARGES AND REPAYMENT


Section 4.1 - TERMS OF DISBURSEMENT

(i) The Loans will be disbursed by the Lenders through the Lead Institution, in one or more instalment(s) as may be decided by the Lead Institution subject to the Borrower complying with the provisions of the Loan Agreement and the disbursement procedure stipulated by the Lead Institution and the expenditure incurred on the Project being in consonance with the details
mentioned in Loan Agreement.    All disbursements shall be by
cheque(s)/authorisation(s) and the collection/ remittance charges will be borne by the Borrower. The interest on the Loans will accrue as from the date of the cheque(s)/authorisation(s) of the Lead Institution.

(ii) In the event of the Lender(s) agreeing to disburse any amount of the Loans pending creation of final security as stipulated in the Loan Agreement, the same may be disbursed on such terms as may be decided by the Lead Institution.

Section 4.2 - ADJUSTMENT OF OVERDUES

   The Lead Institution may deduct from sums to be lent to the Borrower any monies then remaining due and payable by the Borrower to the Lenders.

Section 4.3 - INTEREST

(i) All interest on the Loans and an all other monies accruing due under the Loan Agreement shall, in case the same be not paid on the respective due dates, carry further interest at the applicable rate(s) under the Loan Agreement, computed from the respective due dates and shall become payable upon the footing of compound interest with quarterly rests as provided in the Loan Agreement.

(ii) All interest or other monies which shall accrue under the provisions of the Loan Agreement shall also be payable in the manner and on the dates as mentioned in the Loan Agreement for payment of interest on the principal amounts of the Loans.

Section 4.4 - COMMITMENT CHARGES

(i) Commitment charge shall be payable in the manner and on the dates specified for payment of interest under the Loan Agreement.

(ii) Arrears of commitment charge shall carry interest at the applicable rate for Normal Loans on the date of the Loan Agreement.

(iii) Commitment charge shall be payable even though the Loans are ultimately cancelled or not availed of for any reason whatsoever.

(iv) In the event of such cancellation, the commitment charge in respect of the Loans or any part thereof which has been cancelled, shall cease to accrue from the day on which the Borrower's request for cancellation is received by the Lead Institution.


Section 4.5 - WEIGHTED AVERAGE RATE OF INTEREST AND COMMITMENT CHARGE

   The Lenders may charge interest and commitment charge on the Loans at the weighted average rate, where applicable.

   For the purpose of this clause, "weighted average rate" means the weighted mean of the rates of interest or commitment charge, as the case may be, applicable to the Loans.


Section 4.6 - COMPUTATION OF INTEREST AND OTHER CHARGES

   Interest and all other charges shall accrue from day to day and shall be computed on the basis of 365 days' year and the actual number of days elapsed.

Section 4.7 - REPAYMENT

(i) The Lead Institution may, in suitable circumstances, revise, vary or postpone the repayment of the principal amounts of the Loans or the balance outstanding for the time being or any instalment(s) of the said principal amounts of the Loans or any part there of upon such terms and conditions as may be decided by the Lead Institution.

(ii) In the event of any default in the payment of installments, of principal, any interest, commitment charge and liquidated damages, postponement, if any, allowed by the Lead Institution shall be at the rate of interest as may be stipulated by the Lead Institution at the time of postponement.

(iii) If, for any reason, the amount finally disbursed by the Lenders out of the Loans is less than the amount of the Loans, the instalment(s) of repayment of the Loans shall stand reduced proportionately but shall be payable on the due dates as specified in the Amortization Schedule in the Loan Agreement.


Section 4.8 - ACCELERATION OF REPAYMENT BY THE LENDERS

     If the Lead Institution finds that the profitability of the Borrower, the cash flow and other circumstances so warrant, the Lead Institution may, on previous intimation to the Borrower, require the Borrower to prepay the Loans on dates earlier than the dates specified in the Amortization Schedule in the Loan Agreement and also increase the amount of the installments of repayment fixed in that Schedule.


Section 4.9 - PREMATURE REPAYMENT

     The Borrower shall not prepay the outstanding principal amounts of the Loans in full or in part, before the due dates except after the conversion right is exercised in full, or has lapsed and after obtaining the prior approval of the Lead Institution (which may be granted conditionally).


Section 4.10 - DUE DATE OF PAYMENT

    If the due date in respect of any instalment of principal, interest, commitment charge and liquidated damages and all other monies payable under the Loan Agreement falls on a Saturday or a day which is a bank holiday at the place where the payment is to be made, the immediately preceding working day shall be the due date for such payment.

Section 4.11 - LIQUIDATED DAMAGES ON DEFAULTED AMOUNTS

    In case of default in payment of instalment of principal, interest, commitment charge and all other monies (except liquidated damages) on their respective due dates, liquidated damages at the rate of 2% per annum for the
period of default. Liquidated damages shall be payable     in the manner and on
the dates as specified in the Loan Agreement for payment of interest. Arrears of liquidated damages shall carry interest at the applicable rate for Normal Loans on the date of the Loan Agreement.


Section 4.12 - REIMBURSEMENT OF EXPENSES

(i) The Borrower shall reimburse all sums paid by the Lead Institution or the Lenders under Article VII Sections 7.3(vii), 7.5(vii), Article IX-Section 9(b) and Article X Section 10.4 within 30 days from the date of notice of demand from the Lead Institution. All such sums shall be debited to the Borrower's Loan Account and shall carry interest from the date of payment till such reimbursement at the applicable rate for Normal Loans on the date of the Loan Agreement.

(ii) In case of default in making such reimbursement within 30 days from the date of notice of demand, the Borrower shall also pay an the defaulted amounts, liquidated damages at the rate of 2% per annum from the expiry of 30 days from the date of notice of demand till reimbursement in accordance with the provisions of Section 4.11.


Section 4.13 - APPROPRIATION OF PAYMENTS

a) Unless otherwise agreed to by the Lead Institution, any payments due and payable under the Loan Agreement and made by the Borrower shall be appropriated towards such dues in the following order, viz.,
(i)      Premium on prepayment;
(ii)     Costs, charges, expenses and other monies;
(iii)    Interest on costs, charges, expenses and other monies;
(iv)     Commitment charge;
(v)      Interest on arrears of commitment charge;
(vi) Interest, including additional interest, payable in terms of the Loan Agreement;
(vii) Further interest and liquidated damages on defaulted amounts payable in terms of Section 4.3(i) and 4.11;
(viii) Repayment of installments of principal due and payable under the Loan Agreement.

b) Notwithstanding anything contained in Clause(a) hereinabove, the Lenders may, at their discretion, appropriate such payments towards the dues, if any, payable by the Borrower in respect of earlier loan(s) availed of by the Borrower from the Lenders in the order specified in the relative Loan Agreement(s).


Section   4.14 - RESTRICTION ON PREFERENTIAL PAYMENTS

         The borrower shall pay and discharge all its liabilities to each of

                                    :  7  :


Section 4.15 - SHARING OF PREFERENTIAL PAYMENTS

         If the Borrower makes any payment to any of the Lenders in preference to other Lenders, the Lender receiving such payment shall, notwithstanding anything to the contrary contained in the Loan Agreement, share the same with other(s) on pro-rata basis or in such other manner as the Lenders may mutually agree and such sharing shall be binding on the Borrower.

Section 4.16 - PLACE AND MODE OF PAYMENT BY THE BORROWER

         All monies payable by the Borrower to the Lenders shall be paid to the Lead Institution at such office(s) as may be specified by the Lead Institution, by telegraphic, telex or mail transfer to the account of such office(s) or by cheque or bank draft drawn in favour of the Lead Institution on a scheduled bank at Bombay or such other place or to such other account as the Lead Institution may notify to the Borrower and shall be so paid as to enable the Lead Institution to realise, at par, the amount on or before the relative due date. Credit for all payments by cheque/bank draft will be given only on realisation or on the relative due date, whichever is later.

                                   ARTICLE V

Section 5 - BORROWER'S WARRANTIES

         Except to the extent already disclosed in writing by the Borrower to the Lenders, the Borrower shall be deemed to have assured, confirmed and undertaken as follows:

(a) DUE PAYMENT OF PUBLIC AND OTHER DEMANDS

         The Borrower is not in arrears of any public demands such as income-tax, corporation tax and all other taxes and revenues or any other statutory dues payable to the Central or State Governments or any local or other authority.

(b) SELLING AND PURCHASING AGREEMENTS

         The Borrower has entered into requisite selling and purchasing arrangements to the satisfaction of the Lead Institution.

(c) MANAGEMENT AGREEMENT

         The terms and conditions of appointment of Managing Director or any other person holding substantial powers of management by whatever name called shall be subject to the approval of the Lead Institution.

(d) CONFLICT WITH MEMORANDUM AND ARTICLES OF ASSOCIATION

         Nothing in the Loan Agreement conflicts with the Memorandum and

                                     : 8 :


                                   ARTICLE VI

                           PREDISBURSEMENT CONDITIONS

Section 6 - CONDITIONS PRECEDENT TO DISBURSEMENT

     The obligation of the Lenders to make disbursements under the Loan Agreement shall be subject to the Borrower performing all its obligations and undertakings under the Loan Agreement besides compliance by the Borrower with the Disbursement Procedure stipulated by the Lead Institution, such as submission of necessary information, documents, etc. to the satisfaction of the Lead Institution. Before seeking disbursement, the Borrower shall also comply with the following conditions:

(a)    RAISING OF SHARE CAPITAL

     The Borrower shall raise share capital as stipulated in the Loan Agreement and the promoters shall subscribe to such share capital to the extent stipulated by the Lead Institution.

(b)  SECURITY IN FAVOUR OF LENDERS

The Borrower shall create security as stipulated in the Loan Agreement in favour of the Lenders.

(c)  BORROWING FROM OTHER INSTITUTIONS/BANKS

     The Borrower shall enter into effective agreements with other institutions and banks in the form and substance satisfactory to the Lead Institution for raising of funds as per the financing plan.

(d)  NON-EXISTENCE OF EVENT OF DEFAULT

     The Borrower shall satisfy the Lead Institution that no event of default as defined in Article X hereof and no event which, with the lapse of time or notice and lapse of time as specified in Article X, would become an event of default, has happened and been continuing.

(e)  COMPLIANCE WITH SPECIAL CONDITIONS

     The Borrower shall comply with such special conditions as may be stipulated by the Lead Institution at the time of communication of the sanction of the Loans or subsequently.

(f)  DETAILED REVIEW OF THE PROGRESS

     (1) The Lead Institution shall have the right to review the cost of the project before final disbursement of the Loans.

     (2) The Lead Institution may withhold disbursement of the amount of the Loans equivalent to the provision against margin money for working

                                     : 9 :

          capital in the cost of the Project, till such time as the Project is completed and build-up of working capital commences.

(g)  UNDERTAKING FOR MEETING SHORTFALL

     The Borrower shall procure undertaking(s) from such persons as may be specified by the Lead Institution in the form required by the Lead Institution, whereby it/he/they shall take the responsibility for making arrangements satisfactory to the Lead Institution for meeting the shortfall, if any, in the resources of the Borrower for completing the project and for working capital. The Borrower shall join in such undertaking as a confirming party. The funds brought in to meet the shortfall in the resources of the Borrower for completing the Project and/or working capital shall be in such form and manner and on such terms as may be required by the Lead Institution.


                                  ARTICLE VII

             CONDITIONS APPLICABLE DURING CURRENCY OF THE LOAN AGREEMENT

Section 7.1 - PROJECT

     The Borrower shall,

(i)       PROJECT CHANGES

     Promptly notify the Lead Institution of any proposed change in the nature or scope of the Project and of any event or condition which might materially and adversely affect or delay completion of the project or result in substantial overrun in the original estimate of costs.

Any proposed change in the nature or scope of the Project shall not be implemented or funds committed therefor without the prior approval of the Lead Institution.

(ii)      CONTRACT CHANGES

     Obtain prior concurrence of the Lead Institution to any material modification or cancellation of the Borrower's agreements with its machinery suppliers, collaborators, technical consultants and suppliers of raw materials.

(iii)     DELAY IN COMPLETING THE PROJECT

     Promptly inform the Lead Institution of the circumstances and conditions which are likely to disable the Borrower from implementing the Project or which are likely to delay its completion or compel the Borrower to abandon the same.

                                     : 10 :


Section 7.2 - FINANCING OF THE PROJECT

     The Borrower shall,

(i)       UTILISATION OF THE LOANS

     Furnish to the Lead Institution at the end of each month following the month in which the Loan monies are disbursed, a statement showing the manner in which the said monies have been utilised.

(ii)      SPECIAL BANK ACCOUNT

     (a) Keep the drawals from the Loans in special accounts in the name of the Borrower with a scheduled bank to be approved by the Lead Institution, the payments from which the account shall be subject to verification by any person authorised in this behalf by the Lead Institution. The Borrower shall also obtain and furnish to the Lead Institution a letter (in a form approved by the Lead Institution) from the said bank forgoing its right of set-off or lien in respect of such account.

     (b) Keep such records as may be required by the Lead Institution to facilitate verification of the entries in the said account. The Borrower shall also authorise the said bank to furnish to the Lead Institution, as and when required by it, certified true copy of the said account with details for verification by the Lead Institution, at the expense of the Borrower.

     (c) Not transfer the Loans or any portion thereof from the said special account for being kept in call or any deposit in any bank without obtaining the prior approval of the Lead Institution.

Section 7.3 - GENERAL COVENANTS

     The Borrower shall,

(i)       NEW PROJECT

     Not undertake any new project, diversification, modernisation or substantial expansion of the Project described herein. The word 'substantial' shall have the same meaning as under the Industries (Development and Regulation) Act, 1951.

(ii)      LOANS AND DEBENTURES

     Not issue any debentures, raise any loans, accept deposits from public, issue equity or preference capital, change its capital structure or create any charge on its assets or give any guarantees without the prior approval of the Lead Institution. This provision shall not apply to normal trade guarantees or temporary loans and advances granted to staff or contractors or suppliers in the ordinary course of business or to raising of unsecured loans, overdrafts, cash credit or other facilities from banks in the ordinary course of business.

                                   :  11  :



(iii)  PREMATURE REPAYMENT

        Not prepay any loan availed of by it from any other party without the prior approval of the Lead Institution. If for any reason, the Borrower is required to prepay any loan, it shall make proportionate prepayment to the Lenders as well as subject to such conditions as may be stipulated by the Lenders.

(iv)  COMMISSION

        Not pay any commission to its promoters, directors, managers or other persons for furnishing guarantees, counter guarantees or indemnities or for undertaking any other liability in connection with any financial assistance obtained for or by the Borrower or in connection with any other obligation undertaken for or by the Borrower for the purpose of the Project.

(v)  NOTICE OF WINDING UP OR OTHER LEGAL PROCESS

        Promptly inform the vendors if it has notice of any application for winding up having been made or any statutory notice of winding up under the provisions of the Companies Act, 1956, or any other notice under any other Act or otherwise of any suit or other legal process intended to be filed or initiated against the Borrower and affecting the title to the properties of the Borrower or if a receiver is appointed of any of its properties or business or undertaking.

(vi)  ADVERSE CHANGES IN PROFITS AND PRODUCTION

        Promptly inform the Lead Institution of the happening of any labour strikes, lockouts, shut-downs, fires or other similar happenings likely to have an adverse effect on the Borrower's profits or business and of any material changes in the rate of production or sales of the Borrower with an explanation of the reasons therefor.

(vii)  INSURANCE

    a) Keep insured up to the replacement value thereof as approved by the Lead Institution (including surveyor's and architect's fees) the properties charged/to be charged to the Lenders and such of its other properties as are of an insurable nature against fire, theft, lightning, explosion, earthquake, riot, strike, civil commotion, storm, tempest, flood, marine risks, erection risks, war risks, and such other risks as may be specified by the Lead Institution and shall duly pay all premia and other sums payable for that purpose. The insurance in respect of the properties charged/to be charged to the Lenders shall be taken in the joint names of the Borrower and the Lenders and any other person or institution having an insurable interest in the properties of the Borrower and acceptable to the Lead Institution. The Borrower shall keep deposited with the Lead Institution the insurance policies and renewals thereof.

         b) Agree that, in the event of failure on the part of the Borrower to insure the properties or to pay the insurance premia or other sums referred to above, the Lenders may get the properties insured or pay the insurance premia and other sums referred to above, as the case may be.

(viii)   LOSS OR DAMAGE BY UNCOVERED RISKS

         Promptly inform the Lead Institution of any loss or damage which the Borrower may suffer due to any force majeure circumstances or act of God, such as earthquake, flood, tempest or typhoon, etc. against which the Borrower may not have insured its properties.

(ix)     ANNUAL ACCOUNTS

         Submit its duly audited annual accounts, within six months from the close of its accounting year. In case statutory audit (if required) is not likely to be completed during this period, the Borrower shall get its accounts audited by an independent firm of Chartered Accountants and furnish the same to the Lead Institution.

(x)      DIVIDEND

         Not declare or pay any dividend to its shareholders during any financial year unless it has paid all the dues to the Lenders up to the date on which the dividend is proposed to be declared or paid or has made satisfactory provisions therefor. Further, the Borrower shall not declare dividend to the equity shareholders in excess of 15% or the average of the dividend paid in the three preceding years, whichever is higher, without prior approval of the Lead Institution, which may be given conditionally.

(xi)     SUBSIDIARIES

         Not create any subsidiary or permit any company to become its subsidiary.

(xii)    MEMORANDUM AND ARTICLES OF ASSOCIATION

         Carry out such alterations to its Memorandum and Articles of Association as may be deemed necessary in the opinion of the Lead Institution to safeguard the interests of the Lenders arising out of the Loan Agreement.

(xiii)   MERGER CONSOLIDATION, ETC.

         Not undertake or permit any merger, consolidation, reorganisation, scheme or arrangement or compromise with its creditors or shareholders or effect any scheme of amalgamation or reconstruction.

(xiv)    INVESTMENTS BY BORROWER

         Not make any investments by way of deposits, loans, share capital, etc. in any concern.

(xv)     REVALUATION OF ASSETS

         Not revalue its assets at any time during the currency of the Loans.

(xvi)    TRADING ACTIVITY

         Not carry on any general trading activity other than the sale of its own products.

(xvii)   SELLING AND PURCHASING ARRANGEMENTS

         Undertake that any arrangement for the sale of its products and purchase of raw materials and inputs, shall be subject to prior approval of the Lead Institution. If so required by the Lead Institution, the Borrower shall take steps to suitably modify or terminate the existing selling/purchasing arrangements in such manner as may be required by the Lead Institution. The Borrower shall not enter into any fresh agreement for the appointment of sole selling agents/sole purchasing agents without the prior approval of the Lead Institution. Any such arrangement shall be subject to such terms and conditions as may be stipulated by the Lead Institution.


Section 7.4 - NOMINEE DIRECTOR

(i) Each of the Lenders shall have the right to appoint and remove from time to time, Director(s) on the Board of Directors of the Borrower as set out in the Loan Agreement (such directors are hereinafter referred to as 'Nominee Director(s)').

(ii) The Nominee Director(s) shall not be required to hold qualification shares and not be liable to retire by rotation.

(iii) The Nominee Director(s) shall be entitled to all the rights and privileges of other directors including the sitting fees and expenses as payable to other Directors but if any other fees, commission, monies or remuneration in any form is payable to the Directors, the fees, commission, monies and remuneration in relation to such Nominee Director(s) shall accrue to the Lenders and the same shall accordingly be paid by the Borrower directly to the Lead Institution for the account of the concerned Lenders.

         Provided that if any such Nominee Director is an officer of the Lenders, the sitting fees in relation to such Nominee Director(s) shall also accrue to the Lenders and the same shall accordingly be paid by the Borrower directly to the Lead Institution for the account of the concerned Lenders. Any expenditure incurred by the Lenders or the Nominee Director(s) in connection with his appointment or directorship shall be borne by the Borrower.

(iv) The Nominee Director(s) shall be appointed a Member of the Management Committee or other Committees of the Board, if so desired by the Lenders.

(v) The Nominee Director(s) shall be entitled to receive all notices, agenda, etc. and to attend all General Meetings and Board Meetings and Meetings of any Committees of the Board of which he is a member.

(vi) If, at any time, the Nominee Director is not able to attend a meeting of the Board of Directors or any of its Committees of which he is a member, the Lenders may depute an observer to attend the meeting. The expenses incurred by the Lenders in this connection shall be borne by the Borrower.


Section 7.5 - MANAGEMENT

         Unless the Lead Institution otherwise agrees

(i)      EXISTING MANAGEMENT

         The Borrower shall not remove any person, by whatever name called, exercising substantial powers of management of the affairs of the Borrower at the time of execution of the Loan Agreement.

(ii)     PAYMENT OF REMUNERATION

         The person(s) referred to in (i) shall not be paid any commission in any year unless all the dues of the Lenders in that year have been paid to the satisfaction of the Lead Institution.

(iii)    PAYMENT OF COMPENSATION

         The Borrower shall not pay any compensation to any of the persons mentioned in (i) above in the event of loss of his/their office(s) for any reason whatsoever if there is a default in repayment of dues to the Lenders.

(iv)     UNDERTAKINGS

         The Borrower shall obtain suitable undertakings for giving effect to
(ii) and (iii) above from the persons mentioned in (i) above. The appointment/reappointment including terms of appointment (or alteration in such terms) of the persons mentioned in (i) above shall be subject to the prior approval of the Lead Institution.

(v)      FUTURE ARRANGEMENT

          The Borrower shall, as and when required by the Lead Institution, appoint and change to the satisfaction of the Lead Institution, suitable technical, financial and executive staff of proper qualifications and experience for the key posts. The terms of such appointments including any changes therein, shall be subject to prior approval of the Lead Institution.

(vi)     REVIEW OF MANAGEMENT

         In case of default in payment of any dues to the Lenders or if in the opinion of the Lead Institution the business of the Borrower is conducted in a manner opposed to the public policy or in a manner prejudicial to Lenders' interest, the Lead Institution shall have the right to review the management set up or organisation of the Borrower and to require the Borrower to restructure it as may be considered necessary by the Lead Institution, including the formation of Management Committees with such powers and functions as may be considered suitable by the Lead Institution.

(vii)    APPOINTMENT OF TECHNICAL/MANAGEMENT CONSULTANT

         The Lead Institution shall have the right to appoint, whenever it considers necessary, any person, firm, company or association of persons engaged in technical, management or any other consultancy business to inspect and examine the working of the Borrower and its factory and to report to the Lead Institution. The Lead Institution shall have the right to appoint, whenever it considers necessary, any Chartered Accountants/Cost Accountants as auditors for carrying out any specific assignment(s) or to examine the financial or cost accounting system and procedures adopted by the Borrower for its working or as concurrent or internal auditors, or for conducting a special audit of the Borrower. The costs, charges and expenses including professional fees and travelling and other expenses of such consultants or auditors shall be payable by the Borrower.

(viii) The Borrower shall constitute such committees of the Board with such composition and functions as may be required by the Lead Institution for close monitoring of different aspects of its working.

(ix)     UNDERTAKINGS FOR NON-DISPOSAL OF SHAREHOLDINGS

         The Borrower shall not recognise or register any transfer of shares in the Borrower's capital made or to be made by promoters, their friends or associates as may be specified by the Lenders.

                                  ARTICLE VIII
                                    REPORTS
Section 8

         The Borrower shall furnish to the Lead Institution such reports as may be required by the Lead Institution.

                                   ARTICLE IX
                                   INSPECTION
Section 9 - The Borrower shall,

                                    :  16  :


a)    PROJECT EXPENDITURE RECORDS

      Maintain records showing expenditure incurred on the Project, utilisation of the disbursements out of the Loans, progress of the Project and the operations and financial conditions of the Borrower and such records shall be open to examination by the Lenders and their authorised representatives.

b)    TECHNICAL, FINANCIAL AND LEGAL INSPECTIONS

        Permit the Lenders and their authorised representatives to carry our technical, financial and legal inspections during the construction and operation periods of the Project and to inspect all records, registers and accounts of the Borrower. Any such representative of the Lenders shall have free access at all reasonable times to any part of the Borrower's factory and to its records, registers and accounts and to all schedules, costs, estimates, plans and specifications relating to the plant and shall receive full cooperation and assistance from the employees of the Borrower. The cost of inspection, including travelling and all other expenses shall be payable by the Borrower to the Lenders in this behalf.


                                   ARTICLE X

                         EVENTS OF DEFAULT AND REMEDIES

Section 10.1

        If one or more of the events specified in this Section (hereinafter called 'events of default') happen(s), the Lead Institution or the Lenders or any of them may, by a notice in writing to the Borrower, declare the principal of and all accrued interest on the Loans to be due and payable forthwith and the security created in terms of Article III of the Loan Agreement shall become enforceable and the Lenders shall have the following rights (anything in the Loan Agreement to the contrary notwithstanding) namely: -
(i)  to enter upon and take possession of the assets of the Borrower; and
(ii) to transfer the assets of the Borrower by way of lease or leave and licence or sale.


                               EVENTS OF DEFAULT

a)  DEFAULT IN PAYMENT OF PRINCIPAL SUMS OF THE LOANS

        Default has occurred in the payment of principal sums of the Loans on the due dates.

b)  DEFAULT IN PAYMENT OF INTEREST
instalment of interest on the Loans and such default has continued for a period of thirty days.

c)       ARREARS OF INTEREST

         Interest amounting to at least Rs. 500 has been in arrears and unpaid for thirty days after becoming due.

d)       DEFAULT IN PERFORMANCE OF COVENANTS AND CONDITIONS

         Default has occurred in the performance of any other covenant, condition or agreement on the part of the Borrower under the Loan Agreement and any other agreement and such default has continued for a period of thirty days after notice in writing.thereof has been given to the Borrower by the Lenders/Lead Institution.

e)       SUPPLY OF MISLEADING INFORMATION

         Any information given by the Borrower in its application for Loans, in the reports and other information furnished by the Borrower in accordance with the Reporting System and the warranties given/deemed to have been given by the Borrower to the Lead Institution/Lenders is misleading or incorrect in any material respect.

f)       INABILITY TO PAY DEBTS

         If there is reasonable apprehension that the Borrower is unable to pay its debts or proceedings for taking it into liquidation, either voluntarily or compulsorily, may be or have been commenced.

g)       INADEQUATE INSURANCE

         If the properties and assets offered to the Lenders as security for the Loans have not been kept insured by the Borrower or depreciate in value to such an extent that, in the opinion of the Lead Institution, further security to the satisfaction of the Lead Institution should be given and on advising the Borrower to that effect such security has not been given to the Lenders.

h)       SALE, DISPOSAL AND REMOVAL OF ASSETS

         If, without the prior approval of the Lead Institution, any land, buildings, structures or plant and machinery of the Borrower are sold, disposed of, charged, encumbered or alienated or the said buildings, structures, machinery, plant or other equipment are removed, pulled down or demolished.

i)       REFUSAL TO DISBURSE LOANS BY OTHER FINANCIAL INSTITUTION

         If the other financial institution(s) or bank(s) with whom the Borrower has entered into agreements for financial assistance have refused to disburse it(s)/their loan(s) or any part thereof or have recalled its/their loan(s) under their respective loan agreements with the Borrower.

j)       PROCEEDINGS AGAINST BORROWER

         The Borrower has voluntarily or involuntarily become the subject of proceedings under any bankruptcy or insolvency law or the Borrower is voluntarily or involuntarily dissolved.

k)       INABILITY TO PAY DEBTS ON MATURITY

         The Borrower is unable or has admitted in writing its inability to pay its debts as they mature.

l)       LIQUIDATION OR DISSOLUTION OF THE BORROWER

         The Borrower has taken or suffered to be taken any action for its reorganisation, liquidation or dissolution.

m)       APPOINTMENT OF RECEIVER OR LIQUIDATOR

         A receiver or liquidator has been appointed or allowed to be appointed of all or any part of the undertaking of the Borrower.

n)       ATTACHMENT OR DISTRAINT ON MORTGAGED PROPERTIES

         If an attachment or distraint has been levied on the mortgaged properties or any part thereof or certificate proceedings have been taken or commenced for recovery of any dues from the Borrower.

o)       EXTRAORDINARY CIRCUMSTANCES

         If extraordinary circumstances have occurred which make improbable for the Project to be carried out and for the Borrower to fulfill its obligations under the Loan Agreement.


Section 10.2 CONSEQUENCES OF DEFAULT

         On the happening of any of the events of default, in addition to the rights specified in Section 10.1 hereof, each of the Lenders shall be entitled to appoint and remove from time to time Whole-time Director(s) on the Board of Directors of the Borrower (such Director(s) are hereinafter referred to as "the whole-time Nominee Director(s)"). Such Whole-time Nominee Director(s) shall exercise such powers and duties as may be approved by the Lenders and have such rights as are usually exercised by or are available to a Whole-time Director, in the management of the affairs of the Borrower. Such Whole-time Nominee Director(s) shall not be required to hold qualification shares nor be liable to retire by rotation and shall be entitled to receive such remuneration, fees, commission and monies as may be approved by the Lead Institution. Such Whole-time Nominee Director(s) shall have the right to receive notices of and attend all General Meetings and Board Meetings or any committees of the Borrower of which they are members.

         Any expense that maybe incurred by the Lenders or such Whole-time Nominee Director(s) in connection with their appointment or directorship shall be paid or reimbursed by the Borrower to the Lenders, or as the case may be, to such Whole-time Nominee Director(s).


Section 10.3     NOTICE TO THE LENDERS ON THE HAPPENING OF AN EVENT OF DEFAULT

         If any event of default or any event which, after the notice, or lapse of time, or both, would constitute an event of default has happened, the Borrower shall, forthwith give notice thereof to the Lead Institution in writing specifying the nature of such event of default, or of such event.


Section 10.4     EXPENSES OF PRESERVATION OF ASSETS OF BORROWER AND OF
                 COLLECTION

         All expenses incurred by the Lenders after an event of default has occurred in connection with:

(i) preservation of the Borrower's assets (whether then or thereafter existing); and

(ii) collection of amounts due under the Loan Agreement shall be payable by the Borrower.


                                   ARTICLE XI

                    CANCELLATION, SUSPENSION AND TERMINATION


Section 11.1     CANCELLATION BY NOTICE TO THE LENDERS

         The Borrower may, by notice in writing to the Lead Institution, cancel the Loans or any part thereof which the Borrower has not withdrawn prior to the giving of such notice. Provided that such cancellation shall be pro-rata for each Lender.


Section 11.2     SUSPENSION

         Further access by the Borrower to the use of the Loans may be suspended or terminated by the Lead Institution/Lenders.

a)       NON-COMPLIANCE OF TERMS AND CONDITIONS

         Upon failure by the Borrower to carry out all or any of the terms of the Loan Agreement or on the happening of any event of default referred to in
Article X hereof.

b)       EXTRAORDINARY SITUATION

         If any extraordinary situation makes it improbable that the Borrower would be able to perform its obligations under the Loan Agreement.

c)       ASSIGNMENT OR TRANSFER OF PROPERTIES TO RECEIVER, ASSIGNEE, ETC.

         If the Borrower takes or permits to be taken any action or proceedings whereby any of its properties shall or may be assigned or, in any manner, transferred or delivered to any receiver, assignee, liquidator or other person whether appointed by the Borrower or by any Court of Law whereby such property shall or may be distributed among the creditors of the Borrower or the Borrower suffers any charge to be created over its properties in any legal proceedings.

d)       CHANGE IN THE BORROWER'S SET-UP

         If any change in the Borrower's set-up has taken place which, in the opinion of the Lead Institution (which shall be final and binding on the Borrower), would adversely affect the conduct of the Borrower's business or the financial position or the efficiency of the Borrower's management or personnel or the execution of the Project.


Section 11.3     SUSPENSION TO CONTINUE TILL DEFAULT REMEDIED

         The right of the Borrower to make withdrawals from the Loans shall continue to be suspended until the Lead Institution has notified the Borrower that the right to make withdrawals has been restored.


Section 11.4     TERMINATION

         If any of the events described above as also in Article X hereof has been continuing or if the Borrower has not withdrawn the Loans by the date referred to in the Loan Agreement or such later date as may be agreed to by the Lead Institution, then, in such event, the Lead Institution may, by notice in writing to the Borrower, terminate the right of the Borrower to make withdrawals. Upon such notice, the undrawn amount of the Loans shall stand cancelled. Notwithstanding any cancellation, suspension or termination pursuant to the aforesaid provisions, all the provisions of the Loan Agreement shall continue to be in full force and effect as herein specifically provided.

                                  ARTICLE XII
                                     WAIVER

Section  12 WAIVER NOT TO IMPAIR THE RIGHTS OF THE LENDERS

         No delay in exercising omission to exercise any right, power or remedy accruing to the Lead Institution/Lenders upon any default under the Loan Agreement, security documents or any other agreement or document shall impair any such right, power or remedy or shall be construed to be a waiver thereof or any acquiescence in such default, nor shall the action or inaction of the Lead Institution/Lenders in respect of any default or any acquiescence by it in any default, affect or impair any right, power or remedy of the Lead Institution/Lenders in respect of any other default.


                                  ARTICLE XIII

                        APPLICABILITY OF OTHER STATUTES


Section 13   APPLICATION OF OTHER STATUTES

         Nothing contained in the Loan Agreement shall prejudice or in any way affect the rights vested in the Lenders under the Industrial Development Bank of India Act, 1964 (18 of 1964), Industrial Finance Corporation Act, 1948 (15 of 1948), Industrial Reconstruction Bank of India Act, 1984 (62 of 1984), Life Insurance Corporation of India Act, 1956 (31 of 1956), General Insurance Business (Nationalisation) Act, 1972 (57 of 1972) and Unit Trust of India Act, 1963 (52 of 1963) or any other statute.

                                  ARTICLE XIV

                                 MISCELLANEOUS

Section 14.1 SERVICE OF NOTICE

         Any notice or request to be given or made to the Lead Institution/the Lenders or to the Borrower or to any other party shall be in writing. Such notice or request shall be deemed to have been given or made when it is delivered by hand or despatched by mail or telegram to the party to which it is required to be given or made at such party's designated address.

Section 14.l SERVICE OF NOTICE

a) Each of the Lenders shall maintain, in accordance with its usual practice, accounts evidencing the amounts from time to time lent by and owing to it under the Loan Agreement.

b) The Lead Institution shall maintain in its books a control account or accounts in which shall be recorded.

         (1) the amount of any advance made under the Loan Agreement by each of the Lenders;
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                                       22


         (2) the amount of any principal or interest due or to become due from the Borrower to each of the Lenders under the Loan Agreement;

         (3) the amount of any sum received or recovered by the Lead Institution under the Loan Agreement and/or security documents executed in favour of the Lenders and the other Lender's participation therein.

         In any legal action or proceedings arising out of or in connection with the Loan Agreement, the entries made in the accounts maintained pursuant to sub-clauses (a) and (b) above shall be prima-facie evidence of the existence and amount of obligations of the Borrower as therein recorded.


Section 14.3     BENEFIT OF THE LOAN AGREEMENT

         The Loan Agreement shall be binding upon and enure to the benefit of each party thereto and its successors and assigns.


Section 14.4     HEADINGS

         The headings of various Articles and Sections herein and in the Loan Agreement are inserted for convenience of reference and are not deemed to affect the construction of the relative provisions.